Exhibit 99.1
                                                      Page 1 of 1
                         CTG RESOURCES, INC.
                    Quarterly Report on Form 10-Q
                            Exhibit Index

                     Quarter Ended June 30, 1998

                                                       Document
       Item                 Description              Description
   ------------             -----------              ------------

   99(1)       Exhibit Index                            Ex-99.1

   10(124)     First Amendment to Credit Agreement      Ex-10.124
               among Connecticut Natural Gas
               Corporation and BankBoston, N.A.

   10(125)     Ninth Amendment to Connecticut           Ex-10.125
               Natural Gas Corporation Employee
               Savings Plan

   10(126)     Ninth Amendment to Connecticut           Ex-10.126
               Natural Gas Corporation Union
               Employee Savings Plan

   10(127)     Amendment to Connecticut Natural         Ex-10.127
               Gas Corporation Officer's
               Retirement Plan
   10(128)     Service Agreement (#800294R, Rate        Ex-10.128
               Schedule FT-1) between Connecticut
               Natural Gas Corporation and Texas
               Eastern Transmission Corporation

   10(129)     Service Agreement (#800295R, Rate        Ex-10.129
               Schedule FT-1) between Connecticut
               Natural Gas Corporation and Texas
               Eastern Transmission Corporation

   10(130)     Service Agreement (#830047, Rate         Ex-10.130
               Schedule FT-1) between Connecticut
               Natural Gas Corporation and Texas
               Eastern Transmission Corporation

   27          Financial Data Schedule                  Ex-27

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